Exhibit C

         Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Wall Street Fund, Inc., does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Wall Street Fund, Inc. for the period ended June 30, 2003 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, that the and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Wall Street Fund, Inc. for the stated period.


/s/ Robert P. Morse                        /s/ Jian H. Wang
-------------------                        ----------------
Robert P. Morse                            Jian H. Wang
President, The Wall Street Fund, Inc.      Treasurer, The Wall Street Fund, Inc.

Dated: August 29, 2003                     Dated: August 29, 2003
       ---------------                            ---------------

A signed original of this written statement required by Section 906 has been provided to the Wall Street Fund, Inc. and will be retained by the Wall Street Fund, Inc. and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Wall Street Fund, Inc. for purposes of the Securities Exchange Act of 1934.